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                                                                    EXHIBIT 10.6



PROMISSORY NOTE

$138,913.00                                                    December 31, 1999


         FOR VALUE RECEIVED, AMBASSA HOLDINGS, INC., (hereinafter referred to as the "BORROWER"), promises to pay to the order of CHICKEN KITCHEN CORPORATION (hereinafter referred to as the "LENDER") on or before the Maturity Date, the principal sum of One Hundred Thirty Eight Thousand Nine Hundred Thirteen Dollars ($138,913.00), or so much thereof as may be advanced from time to time, with interest on the unpaid balance of such amount from the date of such advance at the rate of interest and in the manner specified herein. This Note evidences a loan (the "LOAN") made by Lender to Borrower in the principal amount hereof.

         1. CERTAIN DEFINED TERMS: In addition to the terms defined elsewhere in this Note, as used herein, the following terms shall have the following meanings:

            (a) "INTEREST RATE" shall mean the rate of twelve percent (12%) per annum.

            (b) "MATURITY DATE" shall mean December 31, 2001.

         2. PAYMENT AND CALCULATION OF INTEREST AND PAYMENT OF PRINCIPAL
BALANCE:

            (a) INTEREST. From and after the date hereof, through and including the day on which this Note is paid in full, interest shall accrue for the preceding month on the daily outstanding principal balance of this Note at the Interest Rate.

            (b) CALCULATION OF INTEREST. Interest shall be computed on the basis of fraction, the denominator of which shall be 360 and the numerator of which shall be the actual number of days elapsed from the date of the initial advance hereunder or the date of any subsequent advance hereunder, as the case may be, to the Maturity Date (i.e. interest for each day any principal is outstanding shall be computed at the annual interest rate divided by 360).

            (c) PAYMENT OF NOTE. Principal and all accrued interest shall be due and payable on the Maturity Date. Payment shall be made in immediately available funds, except that up to $100,000.00 of the indebtedness may be repaid in the form of dollar for dollar advertising credit for advertising in Entrepreneur Media, Inc., publications.

         3. PREPAYMENT PENALTY: There shall be no penalty associated with early payment of the obligations hereunder.


         4. EXPENSES AND COSTS OF COLLECTION:

            (a) Borrower shall pay for all costs and expenses (including, without limitation, documentary stamp taxes, intangible personal property taxes and reasonable attorneys' fees and disbursements) incurred by Borrower and Lender in connection with the preparation, execution and delivery of this Note.




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            (b) Borrower agrees to pay all actual costs and expenses of collection incurred by Lender, in addition to principal, interest and late or delinquency charges (including, principal, without limitation, court costs and reasonable attorneys' fees and paralegal fees and disbursements through and including any appellate proceedings at all levels, and any special proceedings) and including all actual costs and expenses incurred in connection with the pursuit by Lender of any of its rights or remedies referred to herein.

         5. WAIVER OF CERTAIN NOTICES: To the fullest extent permitted under applicable law, Borrower, for itself and its heirs, successors and assigns, and each endorser, if any, of this Note, for its heirs, successors and assigns, hereby waive presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waive and renounce all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemptions and homestead now provided or which may hereafter be provided by or allowed under any federal or state statute, including, but not limited to, exemptions provided by or allowed under federal or state bankruptcy or insolvency laws, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

         6. INTEREST NOT TO EXCEED MAXIMUM PERMITTED BY LAW: It is the intention of the parties to conform strictly to the usury and other laws relating to interest from time to time in force, and all agreements between Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Lender, or collected by Lender or for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, exceed the maximum amount permissible under applicable usury or such other laws (the "MAXIMUM AMOUNT"). If under any circumstances whatsoever, fulfillment of any provision hereof shall involve transcending the Maximum Amount, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder, in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of all of such indebtedness, so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this Paragraph 6 and Paragraph 7 hereof shall control and supersede every other provision of all agreements between Borrower or any endorser and Lender.

         7. PAYMENT IN EXCESS OF MAXIMUM AMOUNT: If under any circumstances Lender shall ever receive an amount deemed interest by applicable law, which would exceed the Maximum Amount, such amount that would be excessive interest under applicable usury laws or such other laws shall be deemed a payment in reduction of the principal amount owing hereunder and shall be so applied and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of principal of this Note, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf.

         8. GOVERNING LAW: This Note and the obligations arising hereunder shall be governed by the laws of the State of Florida, without regard to the principles of the conflicts of law.

         9. TIME OF ESSENCE: Time is of the essence of this Note and of each provision in which time is an element.





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         10. DATE OF PERFORMANCE: If the date for the performance of any term, provision or condition (monetary or otherwise) under this Note shall happen to fall on a Saturday, Sunday or non-Business Day (hereinafter defined), the date for the performance of such term, provision or condition shall, be extended to the next succeeding Business Day immediately thereafter occurring, with interest on the outstanding principal sum at the Interest Rate provided in this Note to such next succeeding Business Day if such term, provision or condition shall result in the extension of any monetary payment due to Lender. As used herein, "BUSINESS DAY" shall mean any day of the year on which commercial banks are not required or authorized to close in Miami, Florida.

         11. EFFECT OF DISBURSEMENT OF MONIES: Interest under this Note shall commence to accrue as of the date of disbursal by Lender. With regard to the repayment of the Loan, Interest shall continue to accrue on any amount repaid until such time as the repayment has been received and cleared by Lender. Any payment which is made by wire transfer or other immediately available funds and which is actually received by Lender prior to 1:00 p.m. (Eastern Time) shall be deemed to have been received and cleared by Lender on the date of receipt.

         12. BINDING UPON SUCCESSORS AND ASSIGNS: The provisions of this Note shall bind Borrower and its successors and assigns.

         13. DISCLAIMER: This Note is intended solely for the benefit of Borrower and Lender and no third party shall have any rights or interest in any provision hereof or as a result of any action or inaction of Lender in connection therewith. Without limiting the generality of the foregoing, any and all obligations to make advances are imposed solely and exclusively for the benefit of Borrower and no other person (including, but not limited to, Borrower's successors or assigns, any creditor of Borrower or any representative of Borrower) shall have standing to require satisfaction and compliance with such obligations. Any actions taken by Lender or any representative of Lender are solely for Lender's protection and neither the Borrower nor any other person shall be entitled to rely upon any such action.

         14. PRIOR AGREEMENTS: This Note supersedes and cancels all prior agreements and understandings, whether oral or written, with respect to the Loan, and all prior agreements and understandings are merged into this Note.

         15. HEADINGS: The headings used in this Note are for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Note.

         16. SEVERABILITY: Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of the remaining provisions of this Note.

         17. NUMBER AND GENDER: Whenever the singular or plural number, or the masculine, feminine or neuter gender is used herein, it shall legally include the other.

         18. WAIVER OF JURY TRIAL: BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER





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THIS NOTE (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS
NOTE, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS NOTE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE); THIS WAIVER BEING A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE

         IN WITNESS WHEREOF, Borrower has executed this instrument by its duly authorized officer or signatory on the date first above written.

                                 AMBASSA HOLDINGS, INC.,
                                 A Delaware corporation



                                 By:
                                    -----------------------------
                                    President








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